EXHIBIT 1

                                    AGREEMENT


                  In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Statement on Schedule 13D relating to the Common Stock, $0.01 par value, of Biocryst Pharmaceuticals, Inc. is being filed with the Securities and Exchange Commission on behalf of each of them.

October 13, 2005

                                     By:  /s/ Julian C. Baker
                                          ------------------------------
                                             Julian C. Baker

                                     By:  /s/ Felix J. Baker
                                          ------------------------------
                                            Felix J. Baker

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